Filed Pursuant to Rule 433
                                                          File No. 333-132809-50

[Goldman Sachs logo omitted]

                             Avelo Mortgage, L.L.C.


January 2007




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Disclaimer

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Some of the statements contained in this presentation consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-

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looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

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Table of Contents

Overview
--------

Goldman Sachs, Archon, and Avelo Relationship..................................1
GS Entry into Residential Mortgage Loan Servicing .............................2
Avelo Mortgage, L.L.C. Overview ...............................................3
Ratings Plan ..................................................................4
Loan Servicing Portfolio ......................................................5
Servicing Platform ............................................................6
Platform Divisions ............................................................7

Operations
----------

Acquisitions
- Loan Boarding ...............................................................8
Performing Operations
- Customer Care ...............................................................9
Default Management
- Collections and Loss Mitigation Strategy ...................................10
- D*A*R*E Decision Tree ......................................................11
- Forebearance Solution Example ..............................................12
- Parallel Default Path ......................................................13

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                                Table of Contents

- Equity Analysis ............................................................14
- Bankruptcy /Foreclosure ....................................................15
- REO ........................................................................16
- MD Web Report ..............................................................17
  Case Study of Seasoned Loans Transferred to Avelo ..........................18

Appendix
Real Servicing ................................................................2
Ensemble Pro ..................................................................3
Integration with External Service Providers ...................................4
Performing Operations .........................................................5
REALPortal - Example of Investor Reported Delinquency Summary .................6
REALPortal - Example of FICO & LTV Distribution with Prepayment Penalty .......7

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The relationship of Goldman Sachs, Archon, and Avelo combines the benefits of a leading global investment bank, the operational expertise of Archon Group, and the residential servicing expertise of Avelo into a fully integrated entity.

Goldman Sachs, Archon, and Avelo Relationship

             ----------------------------------------------------
                             Goldman, Sachs & Co.
                 --------------------------------------------
                 o     Leading global investment banking,
                       securities and investment management
                       firm
          ---                                                    <--
          |      o     Global headcount of approximately           |
          |            26,500                                      |
          |                                                        |
          |      o     As of FYE 2006, total capital was $159      |
          |            billion including $36 billion of            |
          |            shareholder equity                          |
          |  ----------------------------------------------------  |
          |                            |                           |
          |                            | 100% Ownership            |
          |                            V                           |
          |  ----------------------------------------------------  |
          |                   Archon Group, L.P.                   |
          |      --------------------------------------------      |
          |      o     International, full-service commercial      |
          |            real estate, investment, and                |
          |            management company                          |
 Capital  |                                                        |
   and    |      o     Worldwide headcount of approximately        | Residential
Servicing |            7,400                                       |    Loan
   Fees   |                                                        |  Servicing
          |      o     Has built and operates in excess of 22      |
          |            diverse platforms around the world          |
          |            since 1991 to support various GS            |
          |            businesses                                  |
          |                                                        |
          |      o     As of FYE 2006, managed in excess of        |
          |            $60 billion in assets worldwide             |
          |  ----------------------------------------------------  |
          |                            |                           |
          |                            | 100% Ownership            |
          |                            V                           |
          |  ----------------------------------------------------  |
          |                 Avelo Mortgage, L.L.C.                 |
          |      --------------------------------------------      |
          |      o     Full-service residential mortgage loan      |
          |            servicer of prime, Alt-A, subprime,         |
          |            option ARMs, and second mortgages           |
          |->                                                    --|
                 o     Dedicated headcount of approximately
                       67

                 o     Servicing is expected to exceed $12
                       billion by end of first quarter of
                       2007
             ----------------------------------------------------

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Goldman Sachs purchased approximately $71 billion in whole loans servicing released in 2006.

Projected volume for 2007 is anticipated to exceed 2006.

GS Entry into Residential Mortgage Loan Servicing

Goldman Sachs' Fixed Income, Currency and Commodities Division (FICC) and Archon began development of the residential loan servicing platform in 2005 leveraging Archon Group's operational expertise, back office infrastructure, policies and procedures, business process and risk control procedures, and background in platform development.

The development of Avelo was commenced for the following reasons:

o A strong servicing platform is accretive to the investments by GS and its investors in residential mortgages

o A fully integrated captive servicer is the preferred model for the whole loan trading business

o The exchange of ideas and information between mortgage loan trading, mortgage loan research and the mortgage servicer is beneficial to all involved

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Avelo Mortgage, L.L.C.
Overview

Established:..............................  April 2005

Headquartered:............................  Dallas, Texas

Headcount:................................  67 dedicated employees

                                            25 FTEs provided by Archon

Experience:...............................  Management has an average of 18+
                                            years of industry specific
                                            experience

Servicing Portfolio:......................  $12 billion expected by end of first quarter of 2007

Vendors:..................................  The First American Corporation (tax
                                            & flood); Assurant Group (hazard
                                            insurance); Allison Payment Systems,
                                            L.L.C. (billing statements);
                                            SpeedPay Corporation, MoneyGram &
                                            Western Union (pay-by-phone);
                                            Equifax, Experian, Innovis Data
                                            Solutions & TransUnion (credit
                                            reporting); E-Oscar (credit
                                            disputes); JP Morgan Chase (lockbox
                                            and ACH); Stellent, Inc. (imaging);
                                            Financial Dimensions, Inc.
                                            (satisfactions); M. D. Webb &
                                            Associates (REO); and default
                                            attorneys (legal matters)

Technology:...............................  REALServicing(R) System

                                            Ensemble ProTM Telephony System

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Avelo is working toward obtaining servicer ratings from Moody's and Fitch.

Avelo's parent company, Archon Group, maintains commercial servicer ratings in the U.S., France, Italy, and Japan from both S&P and Fitch, and has received the highest rating given in these respective markets.

Ratings Plan

o     Approved as Select Servicer for S&P in August 2006

o Extensive meetings conducted with Moody's, S&P and Fitch to review the business plan, growth strategy, servicing systems and procedures as well as performance results to date. Regular meetings continuing through early 2007.

o Strategically move distressed assets to Avelo to help develop default track record.

o Wells Fargo and JP Morgan Chase have agreed in principle to master service over Avelo in the interim

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Avelo is actively servicing loans in 31 securitizations totaling $6.4 billion.

Avelo is expected to service $12 billion by the end of the first quarter 2007

Loan Servicing Portfolio
Expertise to Service Whole Loans and Securities


                                 Product Type
                   ----------------------------------------
                   Alt-A                                65%
                   Subprime                             28%
                   Option ARM                            5%
                   Prime                                 2%


                                  Loan Type
                   ----------------------------------------
                   ARM                               75.70%
                   Fixed                             23.00%
                   2nd                                1.30%


                                Portfolio Mix
                   ----------------------------------------
                   Securitizations                      84%
                   Whole Loans                          16%

Note: % based on 12/31/06 UPB

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Avelo is built around servicing expertise supported by state of the art technology, Archon's powerful infrastructure, and the outsourcing of specific processing functions to leading industry vendors.

Avelo Mortgage, L.L.C.
Servicing Platform

   REALServicing(R)    Ensemble ProTM         ARCHON        External Service
                                          Infrastructure        Providers
   ----------------   ----------------   ----------------   ----------------
                                         Human              Tax Service,
                                         Resources,         Flood
                                         Corporate          Certifications,
                                         Accounting,        Hazard Insurance,
                                         Investment         Billing Statement
                                         Accounting, Cash   Production, Credit
                                         Management,        Reporting, Credit
                                         Compliance,        Disputes,
                                         Legal Services,    Lockbox, ACH,
                                         File Management,   Imaging,
                                         and Information    Satisfactions,
                                         Technology         and REO
   ----------------   ----------------   ----------------   ----------------
           |                  |                  |                  |
           |                  |                  |                  |
           ----------------------------------------------------------
                                       |
                                       |
                                       v
   -------------------------------------------------------------------------
                             AVELO Mortgage, L.L.C.
                     Residential Mortgage Servicing Business

                  Performing Operations         Default Management

                  o     Customer Care           o     Collections

                  o     Cashiering              o     Loss Mitigation

                  o     Escrow                  o     Foreclosures

                  o     ARM Management          o     Bankruptcy

                  o     Imaging                 o     Claims

                  Acquisitions                  o     Real Estate Owned

                  Technology                    Compliance

                  o     System Management       o     Audit

                  o     Reporting               o     Quality Control

                  o     Telephony

                  Process Improvement
   -------------------------------------------------------------------------

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Avelo Mortgage, L.L.C.
Platform Divisions

                                  Performing                  Default
      Acquisitions                Operations                 Management
-------------------------  -------------------------  -------------------------
Seller Relations           Customer Service           Collections
Data Conversion            Escrow                     Loss Mitigation
Customer Welcome Letters   ARM Adjustments            Foreclosure
Prepayment Penalty Set-Up  Cash Application           Bankruptcy
Service Releases           Document Control           REO
                           Imaging
                           Customer Correspondence
                           Welcome Calls

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Avelo's acquisition process begins 25 days prior to the service transfer.

Avelo performs substantial diligence up front to minimize transfer errors, improve servicing efficiencies, and reduce future losses.

Acquisitions
Loan Boarding

                             Loan Boarding Timeline

                                [GRAPHIC OMITTED]

      o     Avelo's boarding process includes:

            -     Welcome letters sent prior to activation
            -     100% Prepayment penalty review and set-up

      o     Reconciliation to GS purchase - 50+ fields

      o     Exceptions resolved prior to activation

      o Leveraging technology to reduce errors and streamline information management through imaging of loan file

      o Avelo has developed a proprietary data conversion tool to automate loan boarding and eliminate data entry errors

      o     95% of the data is mapped

      o Illogical loan data is checked to ensure that Avelo can accurately service upon transfer

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Avelo's goal is to provide each customer with superior service and "one-touch" resolution.

Performing Operations
Customer Care

o     Communication

      -     Welcome letters sent to all customers
            o     15 days prior to loan transfer

      -     Welcome calls made to customers

      - Billing statements sent monthly with mail tracking on payment coupons

      -     Inbound customer call center
            o     24/7 interactive IVR
            o     Skill based routing
            o     Bi-lingual staff
            o     Silent call monitoring
            o     100% Call recording
            o     One call resolution

      -     24/7 Interactive web site

o     Key customer care metrics for 2006

      -     Average speed of answer of 27 seconds (goal <= 60 seconds)

      -     Abandonment rate of 2% (goal <= 3%)

      -     IVR self-fulfillment rate of 48% (4th Q)

      -     Average talk time of 3 minutes 32 seconds

o     Customer care internal data quality

      -     100% ARM audit via optical character recognition technology

      -     100% prepayment penalty audit

[AVELO Mortgage logo omitted]]

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Avelo's default philosophy is both "investor centric" and "customer centric", designed to protect the investment by managing and resolving delinquent loans through targeted strategy, controlled processes, and effective execution.

Avelo's collection and loss mitigation strategy is based on the belief that proactive, early detection and intervention is equally beneficial for the borrower and investor.

Default Management
Collections and Loss Mitigation Strategy

Avelo Default Management
    Philosophy............................  Working with the borrower to ensure home retention

                                            o     Recognition that the interests
                                                  of the investor, the borrower
                                                  and Avelo are fully aligned

                                            Working for the investor to manage
                                            asset performance, cash flow, and
                                            mitigate losses

                                            o     Recognition that the interests
                                                  of the investor, the borrower
                                                  and Avelo are fully aligned

Preventive Servicing

      o     Actively manage accounts identified as higher probability of default
      o Drive call campaigns and strategy by product type, borrower behavior, and pay history
      o Early intervention - directing borrowers to appropriate alternative resolutions

Early Payment Default

      o     Distinguish loan boarding issues from default issues
      o     Identify and manage repurchases for EPD/FPD/fraud
      o     Track delinquency by trade ID and seller/source

D*A*R*E Model

      o Establish if default is situational or structural and proceed accordingly
      o Determine if borrower-based resolution or asset-based resolution is appropriate
      o Propose alternative(s) that meet the objectives of both borrower and investor

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Avelo uses the D*A*R*E decision tree to determine an effective option for each borrower as well as a net present value calculation of collection alternatives to determine an effective option for the investor.

Default Management
D*A*R*E Decision Tree

Does the borrower want to keep property?
----------------------------------------

Yes.....................  Ability

                                    o     Does the borrower have on-going cash
                                          flow?

                                          -     Reason for default
                                          -     Borrower financials
                                          -     Employment status
                                          -     Available contribution

                                          o     Yes

                                                Reinstatement o Forbearance o
                                                Modification

                                                -     Asset Re-Performance
                                                -     Borrower Retention


                                          o     No
                                                Reality o Educate

                                                -     Discuss options
                                                -     Evaluate collateral
                                                -     Determine recovery
                                                -     Propose exit strategy


                                                            Full Payoff

                                                            Negotiated Payoff

                                                            Deed-in-lieu of
                                                            Foreclosure

No......................  Full Payoff

                          Negotiated Payoff

                          Deed-in-lieu of Foreclosure

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Forbearance Solicitation
Example

              Avelo Forbearance Solicitation Program - January 2007

o     Targeted accounts 90+ days due (not in foreclosure) in December

o Objective was to generate cash flow on accounts in jeopardy of referral to foreclosure

o     Letter sent via Federal Express to grab the customers attention

o     Agreed to waive all existing late charges upon completion of the plan

o     Results as of January 25th:

      -     55% of accounts solicited called into Avelo
      -     18% of accounts solicited improved with at least 1 payment
      -     26 forbearance plans created
      - Additional 15 to 20 potential plans pending receipt of down payment funds

[AVELO Mortgage logo omitted]]

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Parallel servicing is joint ownership of assets between the loss mitigation and foreclosure functions.

Default Management
Parallel Default Path

                                [GRAPHIC OMITTED]

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Equity Analysis
Example

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

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Avelo protects the investment by attempting to minimize delays caused by non-performing or sub-performing accounts in bankruptcy.

Avelo protects the investment by attempting to resolve non-performing assets in shortest time possible.

Default Management
Bankruptcy

Accounts are managed through:

      o Electronic notification and active case monitoring through BANKO and AACER

      o Task driven queues that attempt to minimize delays by prompting actions according to status

      o Regular monitoring of pre-petition, post-petition, and contractual delinquency status

      o     Proactive review of dismissed and discharged accounts

Maximize cash flow of accounts in bankruptcy through proactive monitoring of payment performance

Reduce losses due to delays in bankruptcy by lifting the stay as quickly as possible

Default Management
Foreclosure

Stage Reporting and Analysis,
Timeline Improvement Opportunities,
Compression Resolution Timelines,

o     Vendors are actively managed, monitored and graded

      -     Benchmarked against FNMA/FHLMC standards

      - Vendor performance measured against other vendors managing similar assignments

o Accurate foreclosure bidding is a crucial and effective loss mitigation tool

      -     Bid to estimated recovery value through REO

      -     Avoid collateral acquisition at foreclosure sale

      -     Accelerate recovery of hard dollars for investors

[AVELO Mortgage logo omitted]]

[Goldman Sachs logo omitted]

Avelo protects the investment by attempting to dispose of acquired properties at the highest return possible.

Default Management
REO

o Avelo is leveraging the skills and expertise of M.D. Webb & Associates, a national REO outsource service provider

o Webb provides cradle-to-grave REO management services and full suite reporting

            -     Pre-Marketing - Manage all loans in an
                  eviction/redemption/confirmation status
            - Marketing - Pricing strategy based on value, condition, and market factors
            - Closing - Manage closing agents and ensure resolution of all issues

o     Effectiveness and efficiency measured by:

            -     Net proceeds: sales price ratio
            -     Sales price: fair market value ratio
            -     Inventory turn rate
            -     Time on market sample

[AVELO Mortgage logo omitted]]

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MD Web Report

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

[AVELO Mortgage logo omitted]]

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Case Study of Seasoned Loans Transferred to Avelo

      o Transferred servicing of seasoned high delinquency rate assets from GMAC Mortgage to Avelo

            o     797 assets transferred in June
                  ------------------------------

                  GWAC                       10.22
                  Avg. UPB                 $47,244
                  Age                           89
                  LTV                           81
                  FICO                         580
                  % v = 30 days delinq       23.50%

            18 in foreclosures and 34 bankruptcy assets

            o     169 assets transferred in August
                  --------------------------------

                  GWAC                       10.56
                  Avg. UPB                 $40,761
                  Age                           89
                  LTV                           86
                  FICO                         529
                  % v = 30 days delinq          69%

            34 in foreclosure, 29 bankruptcy assets, and 2 REO assets

TODAY:
------

o The acquired Seasoned portfolio has resulted in both improved cash flows and reduced delinquencies (graph next page)

            - 108 assets resulted in no loss (97 payoffs and 11 service releases)
            -     0 assets acquired through REO while serviced at Avelo
            -     4 loss mitigation short payoffs
            -     100% of June transferred foreclosures were resolved pre-sale
            -     75% of August transferred foreclosures were resolved pre-sale

[AVELO Mortgage logo omitted]]

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The overall percentage of delinquent 30+ day assets significantly dropped after the servicing was transferred to Avelo.

Case Study of Seasoned Loans Transferred to Avelo - page 2

             Does not include active loans not transferred to Avelo.

                                [GRAPHIC OMITTED]

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APPENDIX

[AVELO Mortgage logo omitted]]

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REAL Servicing is a state of the art system designed primarily for Alt-A and subprime loans.

The system has flexibility to add new product types such as option ARMS.

REAL Servicing
Servicing Technology

                  --------------------------------------------
                                REALServicing(R)

                  o     Life of loan system

                  o     Windows based

                  o     Scalability allows for unlimited
                        growth

                  o     Flexibility to service all types of
                        residential mortgage products

                  o     Ease of customization

                  o     Best-in-class servicing system

                  o     Flexibility for adding new product
                        types
                  --------------------------------------------
                                        |
                                        |
   ---------------------------------------------------------------------------
        |            |            |            |            |            |
   ----------   ----------   ----------   ----------   ----------   ----------
   Performing    Customer    REALPortal      REAL        Default       REO
    Mortgage    Web Portal    Investor    Resolution     Module       Module
     Module                  Web Portal     Module
   ----------   ----------   ----------   ----------   ----------   ----------

[AVELO Mortgage logo omitted]]

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Ensemble Pro(TM) is a blended predictive dialing system and IVR, which has been fully integrated into Avelo's servicing system.

Ensemble Pro(TM)
Telephony Technology

                  --------------------------------------------
                                 Ensemble ProTM

                  o     Premier telephony platform

                  o     Blended environment

                  o     Predictive Dialer for call campaigns

                  o     Automated 24/7 customer
                        self-fulfillment

                  o     Skill based routing of inbound and
                        outbound calls

                  o     Call routing to outsourced vendors

                  o     100% call recording for QC

                  o     Individual productivity and campaign
                        statistics

                  o     Spanish and English IVR

                  o     Unlimited call center growth

                  o     Full monitoring ability
                  --------------------------------------------
                                        |
      --------------------------------------------------------------------
      |                |                |               |                 |
      |                |                |               |                 |
------------     ------------     ------------     ------------     ------------
 Outbound         Integrated       Servicing          Call           Automatic
Predictive          Voice           System          Statistics      Call Routing
  Dialer           Response       Integration                        to Escrow
                    System                                            Vendors
                    (IVR)
------------     ------------     ------------     ------------     ------------

[AVELO Mortgage logo omitted]]

[Goldman Sachs logo omitted]

All external vendors have been fully integrated into Avelo's system of records and data storage repository.

Integration with External Service Providers

-------------------------  -------------------------  -------------------------
      First American              Safe Guard               Western Union /
   Flood & Tax Services         Field Services           SpeedPay / MoneyGram
                                                      Phone Pay & Quick Collect
-------------------------  -------------------------  -------------------------

-------------------------  -------------------------  -------------------------
        Stellent              VendorScape / iClear        Financial Dimensions
        Imaging                 BK & FC Invoicing            Satisfactions

-------------------------  -------------------------  -------------------------

-------------------------  -------------------------  -------------------------
         BANKO                      Allison                   Assurant
    BK Notification           Billing and Letters         Insurance Services

-------------------------  -------------------------  -------------------------

-------------------------  -------------------------  -------------------------
    JP Morgan Chase             Credit Reporting               Credco
     Lockbox & ACH             All 4 Major Bureaus        Credit Monitoring

-------------------------  -------------------------  -------------------------

               -------------------------   -------------------------
                 M.D. Webb & Associates            AACER
                          REO                   BK Monitoring

               -------------------------   -------------------------

                                        /|\
                                         |
                                        \|/

--------------------------------------------------------------------------------
                            Ocwen's REALServicing(R)

                                Servicing System
--------------------------------------------------------------------------------
                                   /|\      |
                                    |       |
--------------------------------    |       |   --------------------------------
       Customer Web Portal          |       |              REALPortal
   On-line account information,     |       |-> Direct access to investors' loan
  doc requests, On-line payments, <-|       |           data via internet
   updating contact information     |       |   --------------------------------
--------------------------------    |       |
                                    |       |
--------------------------------    |       |   --------------------------------
         Ensemble ProTM             |       |               Stage 5
          IVR, Dialer             <-|       |->         Data Warehouse
                                            |
--------------------------------            |   --------------------------------
                                            |
                                            |
                                            |   --------------------------------
                                            |    RealResolution Loan Resolution
                                            |->             Model

                                                --------------------------------

[AVELO Mortgage logo omitted]]

[Goldman Sachs logo omitted]

Avelo's acquisition process begins 25 days prior to the service transfer.

Avelo performs substantial diligence up front to minimize transfer errors, improve servicing efficiencies, and reduce future losses.

Strategic relationships and state of the art technology allows Avelo to focus on the customer and provide a high level of customer care.

Partnering with vendors allows Avelo to maintain scalability, manage costs, and leverage expertise.

Performing Operations
Vendors

Performing Operations Vendors.............  The First American Corporation - Tax
                                            Service and Flood Certifications

                                            Assurant Group - Insurance
                                            Outsourcing and Lender Placed
                                            Insurance

                                            Allison Payment Systems - Billing
                                            Statements and Correspondence

                                            SpeedPay - Pay-by-Phone, Web, IVR

                                            MoneyGram & Western Union -
                                            Guaranteed Funds

                                            Equifax, Experian, Innovis, &
                                            TransUnion - Credit Reporting

                                            E-Oscar - Credit Disputes

                                            JP Morgan Chase - Lockbox and ACH

                                            Stellent - Imaging

                                            Financial Dimensions - Satisfactions

Vendor Monitoring.........................  Monthly Vendor Scorecards

                                            Routine Update Conference Calls

                                            Annual Visits

                                            Random Service Monitoring

[AVELO Mortgage logo omitted]]

[Goldman Sachs logo omitted]

Avelo's investor site is a proven, robust investor website for securitization information.

REALPortal
Example of Investor Reported Delinquency Summary

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

[AVELO Mortgage logo omitted]]

[Goldman Sachs logo omitted]

Avelo is currently soliciting additional information requests to ensure reports are tailored for investor interest.

REALPortal
Example of FICO and LTV Distribution with Prepayment Penalty

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

[AVELO Mortgage logo omitted]]